ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

130202

COPY

Filed in the office of	Document Number
[signature]	20110910164-15
Ross Miller	Filing Date and Time
Secretary of State	12/28/2011 10:30 AM
State of Nevada	Entity Number
	E0335292010-3

Certificate of Dissolution
(PURSUANT TO NRS 78.580)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Dissolution
For a Nevada Profit Corporation
Before or After Issuance of Stock and After Beginning of Business
(Pursuant to NRS 78.580)

1. Name of corporation:

Aliano, Inc.

2. The resolution to dissolve said corporation has been approved by the directors or both the directors and stockholders as provided in NRS 78.580(1) and (2). The names and addresses of the **president, secretary, treasurer and all directors*** are:

Kurtis L. Cockrum	1507 Elise CT., Walnut Creek, CA 94596
Name of **president**	Address
James Clarke	2031 B Via Mariposa East, Laguna Woods, CA 92637
Name of **secretary**	Address
James Clarke	2031 B Via Mariposa East, Laguna Woods, CA 92637
Name of **treasurer**	Address
Kurtis L. Cockrum	1507 Elise CT., Walnut Creek, CA 94596
Name of **director**	Address
James Clarke	2031 B Via Mariposa East, Laguna Woods, CA 92637
Name of **additional director, if any**	Address

3. Effective date and time of dissolution: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X [signature]

Signature of Officer

12-27-11

Date

*attach a plain 8 1/2" x 11" sheet to list additional directors.

FILING FEE: $100.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.